                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

                                FRANCISCO MORALES

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 31st day of October, 2003, by and between PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("Employer" or the "Company"), and FRANCISCO MORALES ("Employee" or "Morales").

                                    RECITALS:

      A. Morales was employed as President of Royal Robbins, Inc. ("Royal Robbins"), all of whose issued and outstanding capital stock is to be acquired by the Company.

      B. Morales is a participant in the Royal Robbins Phantom Stock Plan and as such will receive a portion of the purchase price earn-out payable by the Company to the stockholders of Royal Robbins and to participants in its Phantom Stock Plan for acquisition of Royal Robbins and its good will.

      C. The Company wishes to employ Morales, and Morales wishes to be employed by the Company, on terms as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree as follows:

      1. EMPLOYMENT. Subject to the acquisition of Royal Robbins by the Company and commencing on the date of such acquisition (the "Commencement Date"), the Company agrees to employ Morales, and Morales hereby accepts such employment by the Company, upon the terms and conditions set forth herein.

      2. DUTIES OF EMPLOYEE. The Company hereby employs Morales as an executive manager of the Company and Morales agrees to perform such duties as the Chief Executive Officer and the Board of Directors of the Company (the "Board") may direct during the Term of Employment as defined below. Morales shall devote substantially his whole working time, efforts and attention to the business and affairs of the Company (except for vacation time, absence for sickness or similar disability) and shall carry out his duties honestly, diligently, in good faith and in the best interests of the Company. Morales shall make such reports, written or verbal, to the Chief Executive Officer or the Board as he or it may request regarding the Company's business, operations and other activities undertaken by Morales on behalf of the Company.

      3. TERM OF EMPLOYMENT. As used in this Agreement, "Term of Employment" means the two (2) year period commencing on the Commencement Date (the "Initial Term") and each one (1) year renewal term (the "Renewal Term"). Upon the conclusion of the Initial Term and for any Renewal Term, this Agreement shall automatically renew for one year (Renewal Term) unless either party gives notice of intent not to renew this Agreement at least ninety (90) days prior to the end of the Initial Term or the end of any Renewal Term.

      4. BASE SALARY, EXPENSES AND BENEFITS. The Company shall pay Morales as compensation for his services an annual base salary of not less than One Hundred Sixty Thousand Dollars ($160,000) payable in accordance with the Company's usual payment practices.

            (a) Morales shall participate in such executive bonus or incentive plans as may be established from time to time by the Board of Directors.

            (b) Upon submission of supporting documentation, and in compliance with such procedures as the Company may establish from time to time, Morales shall be reimbursed for all reasonable actual costs and expenses incurred by him in connection with performance of his duties.

            (c) Morales shall be entitled to four (4) weeks paid vacation time each year. Morales shall also be eligible to participate in any group life, medical, health, dental, disability and/or other benefit plans which are provided for other officers of the Company under the same terms and conditions as other officers of the Company. Morales shall also be eligible to participate in any other benefit plan adopted by the Company for similarly situated employees as a group during the term of this Agreement.

      5. STOCK OPTION. Morales shall be granted an option under the Company's 2001 Long-Term Incentive Plan to purchase 50,000 shares of Phoenix common stock at an exercise price equal to the market price of said stock on the Commencement Date.

      6. INTELLECTUAL PROPERTY RIGHTS.

            (a) Work Made For Hire. Morales agrees that all works that he produced while in the employ of Royal Robbins prior to the date of this Agreement or that he produces either solely or with others, during his employment hereunder (a "Work"), have been or are prepared for Royal Robbins or the Company as part of and in the course of said employment, and constitute a work made for hire as that term is defined in 17 U.S.C. Section 101 and as such, all right, title and interest in each Work, and all intellectual property therein or resulting therefrom, shall be owned by Company. In the event that all or any part of a Work is for any reason deemed not to be a work made for hire, then Morales hereby irrevocably and unconditionally assigns to Company (or Company's designee) all right, title and interest in and to such Work, and all intellectual property therein or resulting therefrom, and related proprietary information or intellectual property.

            (b) Disclosure and Assignment of Inventions. Morales agrees to communicate to Company promptly and fully in writing, in such form as Company may deem appropriate, all designs, inventions, processes, techniques, discoveries, developments, improvements, innovations, software programs or subroutines, source or object code, trade secrets and know-how (whether or not patentable or registrable under copyright or similar statutes) made, discovered, or conceived, developed or reduced to practice by him, whether alone or jointly with others, during his employment, whether or not done during work hours, which
(i) relate to the existing business or contemplated business or research activities of Company; (ii) are suggested by, or result from, Morales' employment by Company; or (iii) result from the use of Company's time, materials or facilities (an "Invention"). Morales agrees to make and maintain adequate permanent records of all Inventions, in the form of memoranda, notebook entries, drawings, print-outs or reports relating thereto, and agrees that these records, as well as the Inventions themselves, shall be and remain the exclusive property of Company.

            Any Invention Morales discloses to a third person or which is described in a patent application filed by Morales, by an assignee of Morales or on Morales' behalf at any time during the term of Morales' employment and within twelve (12) months thereafter by Company and which meets any of the criteria in this Section 6(b) above, will be presumed to have been conceived, discovered, developed, made or reduced to practice by Morales during the period of his employment by Company, unless Morales proves that he made or conceived such Invention following the termination of his employment by Company.

            Morales hereby irrevocably and unconditionally assigns to Company all right, title and interest in and to all Inventions and written material, and all intellectual property therein or resulting therefrom, which become the property of Company pursuant to this Section 6 and all patents which may be attained on them in the United States of America and all foreign countries.

            Further, Morales agrees, upon the request of Company, to take all steps necessary to cause any third party to promptly and fully disclose and assign all patents, copyrights and other intellectual property created by Morales and such third party during the period of Morales' employment by Company.

            (c) Cooperation. Morales agrees to cooperate with Company (or Company's designee), during his employment and thereafter, in securing and protecting patent, trademark, copyright or other intellectual property rights in the United States and foreign countries, in an Invention or Work. Morales specifically agrees to execute any and all documents which Company deems necessary, and to otherwise assist Company or its successors, assigns or designee, to protect its interests and to vest in Company all right, title and interest in all Inventions and Works, including assignments of copyrights and inventions, and to attain, enforce or defend for Company's benefit, patents, copyrights or other legal protections from the Inventions and Works in any and all countries. Morales further agrees to provide such evidence and testimony as may be necessary to secure and enforce Company's rights.

            (d) Morales hereby irrevocably designates and appoints the Company, and its duly authorized officers and agents, as his agents and attorney-in-fact to act for and on his behalf, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth in this Section 6 including, but not limited to, the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Inventions and Works thereto with the same legal force and effect as if executed by Morales.

      7. RESTRICTIVE COVENANTS.

            (a) During the term of this Agreement and for one (1) year thereafter, Morales agrees to keep confidential, not to use or to disclose to others, except as expressly consented to in writing by the Company, or as required by law to be disclosed, any trade secrets or confidential technology, proprietary information, customer lists, supplier lists, pricing or costs, or knowledge belonging to or relating to the affairs of the Company, or any matter or thing ascertained by Morales through Morales' association with the Company, the use or disclosure of which matter or thing might reasonably be construed to be contrary to the best interest of the Company. Morales further agrees that should he leave the active service of the Company, Morales will neither take nor retain, without prior written authorization from the Company, any papers, data, client lists, supplier lists, books, records, files, or other documents (or copies thereof) or other confidential information of any kind belonging to the Company pertaining to the business, sales, financial condition, products or services of the Company.

            (b) While employed by the Company and for a period of one (1) year thereafter, Morales agrees that he shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any of its Affiliates (defined below), or any sales representative or independent contractor to the Company, unless such employee or former employee, sales representative or independent contractor has not been employed by such entity for a period in excess of six months.

            (c) Except with the prior written consent of the Company, Morales will not during the term undertake or engage in any other employment, occupation or business enterprise other than one in which he is an inactive investor as described below. Morales will also not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing. Further, during the term, except on behalf of the Company or its subsidiaries (collectively, "Affiliates"), Morales will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor or associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company or any of its Affiliates, in any part of the world, in any line of business engaged in by any such entities (or in which any such entities have made plans to be engaged in); provided however, that anything above to the contrary notwithstanding, Morales may own, as an inactive investor, securities of any competitor corporation, so long as his holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation. Notwithstanding the foregoing, the Company agrees that Morales may continue his ownership interest in ENVIGOR 8, an entity which sources products to the Company, provided that (i) Morales shall have completely divested himself of all ownership interests (direct or indirect, through affiliates or otherwise) in ENVIGOR 8 by April 30, 2006, and (ii) the price which ENVIGOR 8 charges the Company for products is no greater than the price which it charges any other customer for similar products on similar terms.

            (d) In recognition of the consideration to be received by him as a participant in the Royal Robbins Phantom Stock Plan and the good will of Royal Robbins acquired by the Company, Morales agrees that for one (1) year after termination of his employment, he shall not in any way, directly or indirectly, provide, or facilitate the provision for, sourcing services (i.e. contract manufacturing) to companies whose garments which are manufactured as a result of those services compete with garments manufactured for the Company. Furthermore, except as provided at the end of Section 6(c) above, during the one (1) year period (the "Restrictive Period"), Morales shall not, in any county in California, including the following counties: Alameda, Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Fresno, Glenn, Humboldt, Imperial, Inyo, Kern, Kings, Lake, Lassen, Los Angeles, Madera, Marin, Mariposa, Mendocino, Merced, Modoc, Mono, Monterey, Napa, Nevada, Orange, Placer, Plumas, Riverside, Sacramento, San Benito, San Bernardino, San Diego, San Francisco, San Joaquin, San Luis Obispo, San Mateo, Santa Barbara, Santa Clara, Santa Cruz, Shasta, Sierra, Siskiyou, Solano, Sonoma, Stanislaus, Sutter, Tehama, Trinity, Tulare, Tuolumne, Ventura, Yolo and Yuba; or in any county, state, country or other jurisdiction in the balance of the United States of America and the dependent territories of the United States of America or in any other country in the world:

                  (i) directly or indirectly, alone or with others, engage in any activity competitive with the Company Business (defined below);

                  (ii) be or become an employee, officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, stockholder, agent, representative, supplier, investor or lender, compensated consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of services to, any person or entity that engages in a business that is competitive with the Company's Business; or

                  (iii) permit his name to be used in connection with a business that is competitive with the Company Business.

For purposes of this Agreement, "Company Business" means the business engaged in by the Company and Royal Robbins on the date hereof including, but not limited to, the manufacture, design, promotion, production, marketing, sale, sourcing and distribution of outdoor sportswear, travel clothing and accessories and the licensing of the Company's and Royal Robbins' trademarks.

            (e) Morales agrees to, and agrees that Company and its respective officers, directors, employees, agents and representatives may, inform any person or entity for whom Morales performs services (or proposes to perform services) during the Restrictive Period of Morales' obligations under Sections 6 and 7.

            (f) In the event that Morales violates any of his obligations under this Section 7, the Restrictive Period and any other applicable period shall be extended with respect to such obligations by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

      8. TERMINATION OF EMPLOYMENT.

            (a) DEATH. Morales' employment hereunder shall terminate immediately upon his death, except for bonus compensation accrued for services to date of death, the amount of which shall be determined by the Board in its sole discretion.

            (b) FOR CAUSE. The Company may terminate Morales' employment at any time, effective immediately upon written notice, for cause. For the purpose of this Agreement, "for cause" means:

                  (i) repeated and persistent neglect or refusal by Morales to substantially perform his duties under this Agreement other than any such failure resulting from Morales' incapacity due to physical or mental illness. Prior to termination for cause under this section (7.b.i.), the Company shall give written notice to Morales identifying the manner in which it believes he is not substantially performing his duties under this Agreement and failure by Morales within thirty (30) days to cure the identified problem or problems;

                  (ii) the engaging by Morales in criminal conduct (including embezzlement and criminal fraud);

                  (iii) the commission by Morales of a felony, or a misdemeanor which impairs his ability substantially to perform his duties with the Company;

                  (iv) any material misappropriation of funds or intentional material damage to the property or business of the Company; or

                  (v) the material breach of this Agreement by Morales other than as specified above.

            In the event Morales is terminated for cause, the Company shall pay Morales his base salary through the date of termination and the Company shall have no further obligation to provide compensation under this Agreement.

            (c) LONG-TERM DISABILITY. Should Morales commence a long-term disability, as defined below, Morales' base compensation shall be continued during the first six (6) months of such disability. Should such long-term disability continue beyond six (6) months, Morales' employment hereunder shall automatically terminate and the Company shall have no further obligations to Morales under this Agreement. Morales shall have commenced a "long-term disability" if:

                  (i) Morales cannot perform the essential functions of his position, without reasonable accommodation for his disability; or

                  (ii) Morales can perform the essential functions of his position with an accommodation that would be an undue hardship for the Company to provide; and

                  (iii) because of his disability, Morales is qualified to receive benefits under the Company's long-term disability plan.

            (d) WITHOUT CAUSE. Morales' employment may be terminated by the Company at any time without cause, effective upon one (1) month written notice of termination and the Company shall be obligated to continue to pay Morales as severance an amount equal to Morales' salary and benefits (other than incentive compensation amounts) for six (6) months, payable under the same terms as provided while Morales was an employee, provided that during that six (6) month period, as the same may be extended under Section 7(f), Morales abides by his covenants set forth in Sections 6 and 7 above.


      9. NOTICES. Any notice, demand or communication required, permitted or desired to be given under this Agreement shall be deemed effectively given when personally delivered or mailed by prepaid, certified mail, return receipt requested, addressed as follows:

            Employee:         Francisco Morales

                              --------------------------------

                              --------------------------------

            Company:          Phoenix Footwear Group, Inc.
                              5759 Fleet Street, Suite 220
                              Carlsbad, California  92008
                              Attention:  Chairman and CEO

            With a copy to:   Woods Oviatt Gilman LLP
                              700 Crossroads Building
                              Rochester, New York  14614
                              Attn:  Harry P. Messina, Jr., Esq.

      10. GOVERNING LAW/ARBITRATION. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

            (a) Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. A single arbitrator acceptable to both parties shall determine the matter. In the event that the single arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in Carlsbad, California. The award made by the arbitrator shall be final and binding and judgment may be entered in any court of law having competent jurisdiction. The prevailing party shall be entitled to an award of reasonable attorney's fees, costs and expenses incurred in connection with the arbitration and any judicial proceedings related thereto.

            (b) In the event of any breach or threatened breach by Morales of any of the provisions of Section 7 of the Agreement, the Company shall be entitled to injunctive relief restraining Morales or any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Employee hereunder. If any of the provisions of or covenants contained in Section 7 are hereafter construed to be invalid or unenforceable in a particular jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in that jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability thereof in a particular jurisdiction because of the duration and/or scope of such provision or covenant in that jurisdiction and, in its reduced form, said provision or covenant shall be enforceable. In all other jurisdictions Section 7 shall at all times remain in full force and effect. The obligations under this Section 10 shall survive any termination of this Agreement.

      11. SURVIVAL. The covenants contained in this Agreement shall remain in effect or an indefinite period of time and shall not be terminated by any event whatsoever other than a writing signed by both parties to this Agreement which expressly terminates each covenant.

      12. ASSIGNMENT. This Agreement shall be assignable by the Company and shall inure to the benefit of and be binding upon, the Company, its successors and assigns. Being a contract for personal services, this Agreement may not be assigned by Morales during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees, and legal representatives of his estate.

      13. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against which the same is sought to be enforced. No waiver by either party at any time of any breach by the party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

      14. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      15. LEGAL EXPENSES AND LIMITED INDEMNITY. If either party brings an action to enforce the terms of this Agreement or to prevent a violation of this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys' fees and legal expenses and costs from the losing party as determined by the court.

      16. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

      17. ENTIRE AGREEMENT. This Agreement supersedes any and all prior discussions, negotiations, employment and similar agreements, written and/or oral, between the Company and Morales. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute the Agreement. This Agreement shall not become effective until completely conforming counterparts have been signed and delivered by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    /s/ Francisco Morales
                                    ------------------------------------------
                                    FRANCISCO MORALES


                                    PHOENIX FOOTWEAR GROUP, INC.

                                    By: /s/James R. Riedman
                                        --------------------------------------
                                    Name:  James R. Riedman
                                    Title: Chairman and CEO